                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
           THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. _____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         DOCUMENT SCIENCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[DOCUMENT SCIENCES CORPORATION LOGO]

                                                                    May 18, 2000

Dear Stockholder:

     You are cordially invited to attend Document Sciences Corporation's 2000 Annual Meeting of Stockholders to be held on Wednesday, June 7, 2000 at 9:00 a.m. local time. The meeting will be held at our principal executive offices located at 6339 Paseo del Lago, Carlsbad, California 92009.

     We hope you will be able to attend this year's Annual Meeting. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

                                          Very truly yours,

                                          BARTON L. FABER
                                          President and Chief Executive Officer

                         DOCUMENT SCIENCES CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Document Sciences Corporation, a Delaware corporation, will be held on June 7, 2000 at 9:00 a.m., local time, at our principal executive offices located at 6339 Paseo del Lago, Carlsbad, California 92009, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 25, 2000 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          BARTON L. FABER
                                          President and Chief Executive Officer

Carlsbad, California
May 18, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                         DOCUMENT SCIENCES CORPORATION
                            ------------------------

                                PROXY STATEMENT
                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Document Sciences Corporation of Proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, June 7, 2000 at 9:00 a.m. local time, and at any adjournment thereof. The Proxies are being solicited for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

     The Annual Meeting will be held at our principal executive offices located at 6339 Paseo del Lago, Carlsbad, California 92009. The telephone number at that location is (760) 602-1400.

     These proxy solicitation materials were mailed on or about May 18, 2000, together with our 1999 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Document
Sciences:

     - a written notice of revocation;

     - a duly executed proxy bearing a later date; or

     - by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of common stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     We will pay the costs associated with soliciting the proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited on our behalf by directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

STOCKHOLDERS ENTITLED TO VOTE

     Only stockholders of record at the close of business on April 25, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 10,920,251 shares of our common stock, $0.001 par value, were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see "Beneficial Security Ownership of Management and Certain Beneficial Owners." The closing sales price of our common stock on the Nasdaq Stock Market National Market on April 25, 2000 was $3.44 per share.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of auditors.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker non-votes are not deemed to be "votes cast." As a result, broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Our bylaws establish advance notice procedures that a stockholder must follow in order to nominate persons for election as directors or to introduce an item of business at an annual or special meeting of stockholders. These procedures provide that notice of nominations for director nominees and/or an item of business proposed to be introduced at an annual or special meeting of stockholders must be received by our Secretary no later than 90 days in advance of such meeting if prior notice or public disclosure of the meeting has been given or made at least 100 days prior to such meeting. If prior notice or public disclosure of the meeting has not been given at least 100 days prior to such meeting, then the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. The form of such notice must set forth:

     - the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

     - a representation that the stockholder is a holder of record of stock of Document Sciences entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

     - if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

     - such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors; and

     - if applicable, the consent of each nominee to serve as director of Document Sciences if so elected.

     The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the procedures described above.

     Under the rules of the Securities and Exchange Commission, stockholder proposals that are intended to be presented at our 2001 Annual Meeting of Stockholders must be received by us no later than January 6, 2001, and must otherwise comply with requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our five nominees named below, all of whom are presently directors. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The name of and certain information regarding each nominee is set forth below. There are no family relationships among directors or executive officers of Document Sciences.

                NAME                   AGE(1)                PRINCIPAL OCCUPATION
                ----                   ------                --------------------
Barton L. Faber......................    52      President and Chief Executive Officer of
                                                 Document Sciences Corporation. Chairman and
                                                 Chief Executive Officer of FABERcapital.
                                                 Director of Moore Corporation Ltd., Looking
                                                 Glass Technologies and Intervisual
                                                 Communications.
Thomas L. Ringer.....................    68      Chairman of the Boards of Directors of
                                                 Document Sciences Corporation, Wedbush
                                                 Morgan Securities, Inc., Wedbush Capital
                                                 Corporation, M.S. Aerospace, Inc. and The
                                                 Center for Corporate Innovation
Charles P. Holt......................    63      Director of Document Sciences Corporation
Colin J. O'Brien.....................    61      Executive Chairman and Chief Executive
                                                 Officer of XESystems, Inc., a subsidiary of
                                                 Xerox
Brian E. Stern.......................    52      Senior Vice President of Xerox and President
                                                 of Xerox Technology Enterprises

---------------
(1) As of April 25, 2000.

     Barton L. Faber has served as President and Chief Executive Officer since June 1999. He has been a director of Document Sciences since July 1996. From 1996 to 1998, Mr. Faber served as Chairman of the Board of Directors and Chief Executive Officer of Metromail. From April 1985 to June 1996, Mr. Faber held various positions with R.R. Donnelley. Prior to joining R.R. Donnelley, Mr. Faber held various positions with Mobil Oil Corporation and Ramada Europe. Mr. Faber currently serves as Chairman and Chief Executive Officer of FABERcapital and as a member of the Board of Directors of Moore Corporation Ltd., Looking Glass Technologies and Intervisual Communications.

     Thomas L. Ringer has served as Chairman of the Board of Directors of Document Sciences since March 1998 and has been a director of Document Sciences since 1992. Mr. Ringer is currently Chairman of the Boards of Directors of Wedbush Morgan Securities, Inc., Wedbush Capital Corporation, M.S. Aerospace, Inc. and The Center for Corporate Innovation. In addition, he serves on the Boards of Directors of California Amplifier, Inc. and Intellisys Group, Inc.

     Charles P. Holt has served as a director of Document Sciences since April 1997. Mr. Holt served as Corporate Vice President of the Joseph C. Wilson Center for Research & Technology for Xerox Corporation from 1993-1999. Mr. Holt joined Xerox Corporation in 1970 as a computer development project engineer and since that time has held a number of management positions, including Vice President and Chief Engineer of future product programs.

     Colin J. O'Brien has served as a director of Document Sciences since December 1995. Since February 1992, Mr. O'Brien has been employed in various positions at Xerox and currently serves as Executive Chairman and Chief Executive Officer of XESystems, Inc., a subsidiary of Xerox. Prior to February 1992, Mr. O'Brien was the founder and Chief Executive Officer of Triax Corporation, an investment company specializing in defense electronics companies. Prior to joining Triax Corporation, he was the Chief Executive Officer of Times Fiber Communications Inc.

     Brian E. Stern has served as a director of Document Sciences since February 1999. Mr. Stern is currently a Senior Vice President of Xerox and since February 1999 he has been President of Xerox Technology

Enterprises. Mr. Stern has held various positions with Xerox since 1976 including President of Xerox's Office Document Products Group and President of Xerox's Personal Document Products Division.

REQUIRED VOTE

     The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

     Our Board of Directors held a total of 9 meetings during the fiscal year ended December 31, 1999. No director, during the time he was a member of the Board of Directors, attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he served, which occurred during fiscal 1999. The Board has an Audit Committee and a Human Resources Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee, which currently consists of Mr. Faber, Mr. Ringer and Mr. Stern, is responsible for:

     - recommending engagement of our independent auditors;

     - approving the services performed by such auditors;

     - consulting with such auditors and reviewing with them the results of their examination;

     - reviewing and approving any material accounting policy changes affecting our operating results;

     - reviewing our control procedures and personnel; and

     - reviewing and evaluating our accounting principles and our system of internal accounting controls.

The Audit Committee held 4 meetings during fiscal 1999.

     The Human Resources Committee, which currently consists of Mr. Faber, Mr. Ringer and Mr. O'Brien, is responsible for:

     - reviewing and approving the compensation and benefits for our officers and other employees;

     - administering our stock purchase and stock option plans; and

     - determining which eligible individuals (excluding non-employee directors) receive grants thereunder and the size of such grants.

The Human Resources Committee held 4 meetings during fiscal 1999.

COMPENSATION OF DIRECTORS

     In July 1999, we approved a director compensation arrangement pursuant to which directors who are not employees and not affiliated with Xerox Corporation will be compensated as follows:

     - annual retainer of $10,000 for each director and $50,000 for the Chairman of the Board;

     - $1,200 per day per attended board meeting;

     - $600 per board teleconference;

     - $1,200 for each committee meeting or $600 if on the same day as regular board meeting; and

     - annual stock option grant for 15,000 shares under the 1995 Stock Incentive Plan.

                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of Document Sciences common stock as of March 31, 2000, for the following: (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock; (ii) each of our directors and nominees; (iii) each of the officers named in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group.

                                                           SHARES        PERCENTAGE
                                                        BENEFICIALLY    BENEFICIALLY
                         NAME                            OWNED (1)         OWNED
                         ----                           ------------    ------------
PRINCIPAL STOCKHOLDERS(2)
  Xerox Corporation(3)................................   6,754,500          61.9%
     800 Long Ridge Road
     Stamford, CT 06904
DIRECTORS AND NOMINEES
  Barton L. Faber(4)..................................     223,332           2.0%
  Thomas L. Ringer(5).................................     130,570           1.2%
  Charles P. Holt.....................................           0            --
  Colin J. O'Brien(3).................................   6,764,500          62.0%
  Brian E. Stern(3)...................................   6,754,500          61.9%
NAMED OFFICERS
  Peter L. Bradshaw(6)................................      89,906             *
  Daniel J. Fregeau(7)................................     113,919           1.0%
  Ann F. Kana(8)......................................       9,212             *
  John L. McGannon(9).................................       5,938             *
  John H. Wilson......................................      20,000             *
All directors and executive officers as a group
  (10 persons)(10)....................................   7,357,376          65.0%
                                                         =========

---------------
  *  Less than 1%.

 (1) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of March 31, 2000, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (2) This information was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o Document Sciences Corporation, 6339 Paso del Lago, Carlsbad, California 92009.

 (3) Mr. O'Brien is a director of Document Sciences, a Vice President of Xerox and Executive Chairman and Chief Executive Officer of XESystems, Inc., a subsidiary of Xerox. Mr. Stern is a director of Document Sciences, a Senior Vice President of Xerox and President of Xerox Technology Enterprises. Messrs. O'Brien and Stern disclaim beneficial ownership of the 6,754,500 shares held by Xerox.

 (4) Includes 193,332 shares of common stock subject to options exercisable within sixty days of March 31, 2000.

 (5) Pursuant to a trust, Mr. Ringer and his spouse share voting and investment powers as co-trustees with respect to 46,820 shares of common stock. Includes 83,750 shares of common stock subject to stock options exercisable within sixty days of March 31, 2000.

 (6) Includes 36,201 shares of common stock subject to options exercisable within sixty days of March 31, 2000.

 (7) Includes 57,669 shares of common stock subject to options exercisable within sixty days of March 31, 2000.

 (8) Includes 5,552 shares of common stock subject to options exercisable within sixty days of March 31, 2000.

 (9) Includes 5,938 shares of common stock subject to options exercisable within sixty days of March 31, 2000.

(10) Includes 382,442 shares of common stock subject to options exercisable within sixty days of March 31, 2000, held by executive officers and directors of Document Sciences.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act of 1934 ("Section 16(a)") requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with Securities and Exchange Commission and The Nasdaq National Market reports of ownership and changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC to furnish Document Sciences with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to Document Sciences or written representations that no other reports were required, we believe that during the 1999 fiscal year all filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with.

                              CERTAIN TRANSACTIONS

TRANSFER AND LICENSE AGREEMENT

     In connection with the transfer of our technology from Xerox, we entered into a Transfer and License Agreement with Xerox in July 1992 to expire upon the expiration of all of the rights in the items covered thereby. This Agreement was subsequently amended in September 1994. Pursuant to the terms of the Agreement, as amended:

     - Xerox transferred all worldwide copyrights in and to the predecessor product of CompuSet, or the transferred software and granted us a non-exclusive license to use the Xerox trade secrets in existence as of July 1992 pertaining to the transferred software;

     - We granted Xerox a non-exclusive royalty-free license to use and copy the transferred software for internal purposes only, and to use portions of the code of the transferred software in products of Xerox;

     - Xerox granted us a non-exclusive, royalty-free license to use, modify and reproduce the source code of XPS and EVMS, two software products comprising a small portion of our current CompuSet products, and to distribute derivatives of XPS and EVMS in object code format;

     - We granted to Xerox ownership of all technical information not primarily related to computer software that is generated by us. While Xerox continues to own a majority of our outstanding capital stock, we retain a non-exclusive license to use such technical information outside of certain eastern Asian and Pacific Rim countries;

     - We granted "most favored nation" status with respect to the purchase price of software products sold by us to Xerox, Rank Xerox Ltd., Fuji Xerox Co. Ltd., companies jointly owned by Xerox and the Rank Organization Ltd. and 40% affiliates of the foregoing; and

     - We granted Fuji Xerox Co., Ltd. a right of first negotiation with respect to exclusive distribution of our products in certain eastern Asian and Pacific Rim countries.

COOPERATIVE MARKETING AGREEMENT USO

     In February 1998, Document Sciences and Xerox entered into a Cooperative Marketing Agreement USO, pursuant to which Document Sciences and Xerox agreed to pay each other commissions on certain sales of products resulting from successful referrals from each other. The Agreement was terminated effective September 30, 1999. Our revenues from the strategic marketing alliance, principally commissions from sales of Xerox printers, were $859,000, $344,000 and $287,000 in 1997, 1998 and 1999, respectively, and payments to Xerox under the Agreement were $121,000, $0 and $0 in 1997, 1998 and 1999, respectively.

RELATIONSHIP WITH FUJI XEROX AUSTRALIA

     We have an arrangement with Fuji Xerox Co., Ltd. pursuant to which Fuji Xerox distributes our products in Australia and New Zealand. For each copy of our products sublicensed by Fuji Xerox, Fuji Xerox pays us initial and annual fees equal to our list price minus a percentage discount based on annual volume of sublicenses of our products. Fuji Xerox provides technical support to its end users, with periodic software upgrades provided to Fuji Xerox by us. The term of the agreement is for a period of two years subject to automatic successive one-year renewal terms, unless either party gives written notice within 90 days prior to expiration of the then current term of its intention not to further extend the agreement.

XEROX CANADA AGREEMENT

     Our Cooperative Marketing and Customer Support Agreement with Xerox Canada Limited is a non-exclusive cooperative marketing agreement in which Xerox Canada provides support and referrals of our products in Canada. Under the terms of this agreement, Xerox Canada refers our products for sale by our direct sales organization, provides technical support and assists end users with application development. Xerox Canada receives referral and support fees for sales and installations of our products in Canada. The term of the agreement is for a period of six months subject to automatic successive six-month renewal terms, unless either party gives notice at least 90 days prior to the expiration of the then current term that it will not renew the agreement.

EUROPEAN/SUB-SAHARAN AFRICA VAR AGREEMENTS

     We have numerous Value Added Reseller and Value Added Remarketer agreements in Europe and South Africa, Namibia and Swaziland, many of which are with Rank Xerox, Ltd. and other Xerox affiliates. The rights granted to our resellers under these agreements are typically non-exclusive, although the agreements covering the territories of England, Scotland, Northern Ireland and Wales and South Africa, Namibia and Swaziland grant the reseller exclusive rights in its territory. In the usual circumstance, the reseller purchases our products pursuant to purchase orders and redistributes the products in its territory, with the reseller having no right to copy our products. The reseller performs front-line technical support for its end users, and software upgrades are periodically provided to the reseller by Document Sciences. Each reseller agreement runs for either a two- or three-year term, with automatic one-year renewals unless either party gives notice of non-renewal within a specified period prior to renewal.

TAX SHARING AGREEMENT

     We have a Tax Sharing Agreement with Xerox that provides for the allocation between Xerox and Document Sciences of all responsibilities, liabilities and benefits relating to taxes paid or payable by either Xerox or us for all taxable periods, whether beginning before, on or after our initial public offering in September 1996. Prior to the consummation of our initial public offering, we had been included in the consolidated tax returns of Xerox. Our share of Xerox's consolidated income tax liability for the pre-offering period had been determined on a separate company basis computed under Internal Revenue Code and applicable state guidelines and were $136,000, $653,700 and $591,400 for the years ended December 31, 1993,

1994 and 1995, respectively. We have paid such liability from the proceeds of our initial public offering. For the period from January 1, 1996, through September 19, 1996, our separate tax liability of $403,400 has also been settled with Xerox. For the post-offering period, we filed combined state income tax returns as required by law in certain states and we filed separate state tax returns in the remaining states. Pursuant to the Tax Sharing Agreement, adjustments (for example, pursuant to an Internal Revenue Service audit) made during the post-offering period, but relating to the pre-offering period, will be settled between us and Xerox.

IBM AGREEMENT

     We have entered into an agreement with IBM Corporation, its subsidiaries and authorized agents. Under the terms of this agreement, IBM is an Authorized Agent for the Document Sciences' Autograph family of products. Initially, the execution of a Joint Marketing Strategy that supports this agreement will be spearheaded by the IBM Printing Systems Company (PSC), located in Boulder, Colorado. IBM PCS will provide complimentary printing hardware, servers, software and services that will be used in conjunction with our products at major clients worldwide.

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Human Resources Committee was formed in June 1996 and is currently composed of Mr. Faber, Mr. Ringer and Mr. O'Brien. No interlocking relationship exists between any member of our Board of Directors or Human Resources Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. Mr. Faber is the only member of the Human Resources Committee that is or was formerly an officer or an employee of ours or our subsidiaries.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning compensation paid for services to Document Sciences in all capacities during the last three fiscal years.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                         ------------
                                                  ANNUAL COMPENSATION     SECURITIES
                                                 ---------------------    UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUSES(1)    OPTIONS(#)    COMPENSATION(2)
      ---------------------------         ----   --------   ----------   ------------   ---------------
Barton L. Faber.........................  1999   $     --    $     --      200,000          $42,900
  President and Chief Executive Officer   1998         --          --           --               --
                                          1997         --          --           --               --
Charles R. Harris(3)....................  1999    112,324          --           --           13,410
  President and Chief Executive Officer   1998     97,917      58,750      323,888            3,902
                                          1997         --          --           --               --
Peter L. Bradshaw.......................  1999    147,583     123,750      120,000            6,673
  Vice President -- Development           1998    130,000      25,000       15,000            5,859
                                          1997    115,000          --           --           75,085
Daniel J. Fregeau.......................  1999    155,833     123,750      120,000           21,274
  Vice President -- Worldwide Sales       1998    131,622      25,000       15,000            8,825
                                          1997    128,201      21,563           --            3,994
John L. McGannon........................  1999    116,750     133,750       95,000           10,247
  Vice President -- Chief Financial       1998     30,000      10,000       15,000            5,292
  Officer                                 1997         --          --           --               --
John H. Wilson..........................  1999    197,500      50,000       40,000           25,159
  Vice President -- Finance               1998    112,500          --           --               --
                                          1997         --          --           --               --

---------------
(1) Includes bonuses earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year.

(2) For all fiscal years, includes $3,000 of our contributions under the 401(k) Plan and insurance premiums paid by us. In addition for fiscal 1999, includes director and contractor fees of $42,900 for Mr. Faber, payout of vacation accrual of $5,814 and $11,538 for Mr. Harris and Mr. Fregeau, respectively, and a moving allowance of $21,775 for Mr. Wilson. In addition for fiscal 1998, includes excess health benefit allowance of $1,051 for Mr. Fregeau. In addition for fiscal 1997, includes the exercise of options of $59,373 for Mr. Bradshaw.

(3) Charles R. Harris resigned from his position as President and Chief Executive Officer effective June 21, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
                                   -----------------------                               VALUE AT ASSUMED
                                                % OF TOTAL                                    ANNUAL
                                   NUMBER OF     OPTIONS                               RATES OF STOCK PRICE
                                   SECURITIES   GRANTED TO   EXERCISE                 APPRECIATION FOR OPTION
                                   UNDERLYING   EMPLOYEES     OR BASE                         TERM(4)
                                    OPTIONS     IN FISCAL      PRICE     EXPIRATION   -----------------------
              NAME                 GRANTED(1)    YEAR(2)     ($/SHARE)    DATE(3)         5%          10%
              ----                 ----------   ----------   ---------   ----------   ----------   ----------
Barton L. Faber..................   100,000        7.71%       $2.00     07/15/2009    $227,875     $479,875
                                    100,000        7.71%        1.50     10/20/2009     277,875      529,875
Charles R. Harris(5).............        --          --           --             --          --           --
Peter L. Bradshaw................   120,000        9.25%       1.969     09/14/2009     277,170      579,570
Daniel J. Fregeau................   120,000        9.25%       1.969     09/14/2009     277,170      579,570
John L. McGannon.................    95,000        7.32%       1.969     09/14/2009     219,426      458,826
John H. Wilson...................    40,000        3.08%       1.969     09/14/2009      92,390      193,190

---------------
(1) Options in this table are nonstatutory stock options and were granted under the 1995 Stock Incentive Plan or a written compensatory arrangement and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms and vest over no more than four years.

(2) We granted options to purchase 1,297,850 shares of Common Stock to employees and directors in fiscal 1999.

(3) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of Document Sciences.

(4) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of the stock were to increase at such rates from the price at 1999 fiscal year end ($2.625 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $4.28 and $6.80, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent our estimate or projection of future stock price growth. We do not necessarily agree that this method can properly determine the value of an option.

(5) Charles R. Harris resigned from his position as President and Chief Executive Officer effective June 21, 1999.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth, for each of the officers named in the Summary Compensation Table, certain information concerning stock options exercised during fiscal 1999, and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1999. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 1999.

   AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL 1999 YEAR-END OPTION
                                     VALUES

                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING          VALUE OF EXERCISED
                                                             UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                  SHARES       VALUE         AT FISCAL YEAR END         AT FISCAL YEAR END($)(1)
                                ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
             NAME               EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
Barton L. Faber...............      --           $--       65,728         159,271       $ 56,250       $118,750
Charles R. Harris(2)..........      --           --            --              --             --             --
Peter L. Bradshaw.............      --           --        33,852         128,788         53,351         79,332
Daniel J. Fregeau.............      --           --        55,680         128,409        112,625         78,720
John L. McGannon..............      --           --         4,375         105,625          3,828         71,617
John H. Wilson................      --           --            --          40,000             --         26,240

---------------
(1) Market value of underlying securities based on the closing price of our common stock on December 31, 1999 (the last trading day of fiscal 1999) on the Nasdaq National Market of $2.625 minus the exercise price.

(2) Charles R. Harris resigned from his position as President and Chief Executive Officer effective June 21, 1999.

       REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

INTRODUCTION

     The Human Resources Committee of the Board of Directors generally determines base salary levels for our executive officers at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon individual performance and the performance of Document Sciences. Our executive pay programs are designed to provide a strong and direct link between our performance and executive pay. The Human Resources Committee's executive compensation policies are designed to provide competitive levels of compensation and assist us in attracting and retaining the most qualified executives in the industry. Target levels of the executive officers' overall compensation are intended to be consistent with compensation of other executives in our industry.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance against those objectives. In order to achieve these goals, we have historically positioned our executive base salary levels at approximately the 50th percentile of survey data, which includes both our direct competitors and the companies with whom we compete for executive talent. Pay is sufficiently variable that above-average performance for Document Sciences or the individual results in above-average total compensation for our executive officers, and below-average performance results in below-average total compensation. Our focus is on corporate performance and individual contributions toward that performance.

COMPENSATION PROGRAM

     We use a total compensation program, which consists of both cash and equity based compensation, and have three components. The three components combined are intended to attract, retain, motivate and reward executives who contribute to our long-term success. The three components are:

     - Base Salary: Base salary is primarily used as an attraction and retention device. Base salary increases are made based on long-term contributions to Document Sciences, as determined by the Human Resources Committee, with the input of senior management at the end of each year. Salary surveys of leading national compensation consultants are analyzed and individual salaries are set based on the experience and contribution levels of the individuals. In general, base salary increases are made based on median increases in the software industry for same-sized companies with similar performance profiles.

     - Variable Compensation: Variable compensation is intended to reward individual executives for annual performance against our total revenue and operating profit objectives by supplementing the base salary plan. Each executive's annual incentive is a percentage of base salary modified by plan achievement. Payout begins at 90% and ranges up to 150% of planned revenues and profits and averages approximately 25% of annual salary at 100% plan achievement.

     - Long-Term Incentives: Long-term incentives are provided through grants of stock options. The Human Resources Committee is responsible for determining, subject to the terms of the 1995 Stock Incentive Plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each option. Stock options are granted under the 1995 Stock Incentive Plan and are primarily used to motivate executives to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in their employment with us.

     An additional important purpose of the stock option awards is to motivate executives to make the types of long-term changes in the financial performance of our business that will maximize long-term total return to stockholders.

OTHER

     In addition to the compensation paid to executive officers as described above, executive officers, like other employees, receive benefits under our health care and life insurance programs.

PERFORMANCE MEASUREMENTS AND INDUSTRY COMPARISONS

     We believe that the key to our executive compensation program is setting aggressive business goals, integrating our executive compensation program with annual and strategic planning measurement processes, and establishing an industry comparison to test our results against industry performance levels.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPARISON

     As indicated above, our executive compensation program is based upon business performance. Specifically, the Chairman and Chief Executive Officer's target base pay level has been set at approximately the 80th percentile for software companies, using data specifically for software companies of similar size.

                                          HUMAN RESOURCES COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Barton L. Faber
                                          Thomas L. Ringer
                                          Colin J. O'Brien

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph and table compare the cumulative total stockholder return on our common stock from September 20, 1996, the date of our initial public offering of common stock, through December 31, 1999, with The Nasdaq National Market Composite and The Nasdaq Computer Index. The graph and table assume an investment of $100 in our common stock and each index on September 20, 1996, and the reinvestment of all dividends.

                               PERFORMANCE GRAPH

                                                    DOCUMENT SCIENCES        NASDAQ NATIONAL MARKET
                                                       CORPORATION                  COMPOSITE             NASDAQ COMPUTER INDEX
                                                    -----------------        ----------------------       ---------------------
Indexed Returns Sept 20, 1996                            100.00                      100.00                      100.00
Indexed Returns Dec 31, 1996                              82.29                      105.44                      106.00
Indexed Returns Dec 31, 1997                              25.00                      129.35                      123.73
Indexed Returns Dec 31, 1998                              13.54                      181.83                      226.84
Indexed Returns Dec 31, 1999                              21.88                      226.84                      465.08

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2000. Ernst & Young has audited our financial statements since December 31, 1992. A representative of Ernst & Young is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The Board of Directors has conditioned its appointment of our independent auditors upon the receipt of the affirmative vote of a majority of the shares represented in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of Ernst & Young, the appointment of the independent auditors will be reconsidered by the Board of Directors.

                                 OTHER MATTERS

     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as we may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope enclosed.

                                          THE BOARD OF DIRECTORS

San Diego, California
May 18, 2000

                         DOCUMENT SCIENCES CORPORATION
                 PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of DOCUMENT SCIENCES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 18, 2000, and hereby appoints Barton L. Faber and John
L. McGannon, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of DOCUMENT SCIENCES CORPORATION to be held on June 7, 2000, at 9:00 a.m. local time at our principal executive offices located at 6339 Paseo del Lago, Carlsbad, California 92009, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

    A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall represent and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW:

1. ELECTION OF DIRECTORS:

                     [ ] FOR                  [ ] WITHHELD

   NOMINEES: Barton L. Faber, Thomas L. Ringer, Charles P. Holt, Colin J. O'Brien, Brian E. Stern

--------------------------------------------------------------------------------

                     For all nominees except as noted above

2. Proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal 2000:

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

                          (continued from other side)

                          (continued from other side)

    In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR ITEM 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                       [ ]  MARK HERE FOR
                                                            ADDRESS CHANGE AND
                                                            NOTE BELOW

                                                       Dated:               2000
                                                              -------------

                                                       -------------------------
                                                       Signature

                                                       -------------------------
                                                       Signature if held jointly

                                                          This proxy should be
                                                       marked, dated and signed
                                                       by the stockholder(s)
                                                       exactly as his or her
                                                       name appears hereon, and
                                                       returned promptly in the
                                                       enclosed envelopes.
                                                       Persons signing in a
                                                       fiduciary capacity should
                                                       so indicate. If shares
                                                       are held by joint tenants
                                                       or as community property,
                                                       both should sign.